Exhibit 99.h.11

TORTOISE ENERGY INFRASTRUCTURE CORPORATION
COMMON STOCK ($0.001 PAR VALUE)

FIFTH AMENDMENT
TO
CONTROLLED EQUITY OFFERINGSM SALES AGREEMENT

December 12, 2017

THIS FIFTH AMENDMENT (this “Amendment”) to the Sales Agreement (defined below) is entered into on and as of December 12, 2017, by and among Tortoise Energy Infrastructure Corporation, a Maryland corporation (the “Fund”), Tortoise Capital Advisors, LLC, a Delaware limited liability company (the “Adviser”) and Cantor Fitzgerald & Co. (the “Agent”, and together with the Fund and Adviser, the “Parties”).  Capitalized terms used and not defined in this Amendment have the meanings ascribed thereto in the Sales Agreement (as defined below).

WHEREAS, the Parties entered into that certain Controlled Equity OfferingSM Sales Agreement, dated April 23, 2012 (the “Original Sales Agreement”), with respect to the issuance and sale of shares of the Fund’s common stock, par value $0.001 per share having an aggregate gross sales price of up to $30,000,000 in at-the-market public offerings through the Agent;

WHEREAS, the Parties entered into that certain First Amendment to Controlled Equity OfferingSM Sales Agreement, dated November 27, 2013 (the “First Amendment”);

WHEREAS, the Parties entered into that certain Second Amendment to Controlled Equity OfferingSM Sales Agreement, dated October 1, 2015 (the “Second Amendment”);

WHEREAS, the Parties entered into that certain Third Amendment to Controlled Equity OfferingSM Sales Agreement, dated December 16, 2015 (the “Third Amendment”);

WHEREAS, the Parties entered into that certain Fourth Amendment to Controlled Equity OfferingSM Sales Agreement, dated May 19, 2016 (the “Fourth Amendment” and together with the Original Sales Agreement, First Amendment, the Second Amendment and the Third Amendment, the “Sales Agreement”); and

WHEREAS, the Parties desire to amend the Sales Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

1.       All references in the Sales Agreement to “May 6, 2016” are hereby changed to “May 2, 2017.”

2.       The reference to “third (3rd) Trading Day” in the first sentence of Section 5(a) is hereby deleted and replaced in its entirety with “second (2nd) Trading Day.”

3.       The definition of “Rule 482 Statement” in Section 6(a)(i) is hereby deleted and replaced in its entirety with the following:

“Rule 482 Statement” means a document, if any, prepared in accordance with the provisions of Rule 482 of the 1933 Act in connection with the issuance and sale of the Shares.

4.       Section 6(a)(vii) is hereby deleted and replaced in its entirety with the following:

Subsidiaries. Other than the subsidiaries named on Schedule 4, the Fund has no direct or indirect subsidiaries.

5.       The definition of “Investment Advisory Agreement” in Section 6(a)(xii) is hereby deleted and replaced in its entirety with the following:

...the Investment Advisory Agreement, between the Fund and the Adviser, dated September 15, 2009, as amended on June 23, 2014 (the “Investment Advisory Agreement”)...

6.       The definition of “Custody Agreement” in Section 6(a)(xii) is hereby deleted and replaced in its entirety with the following:

...the Custody Agreement, between the Fund and U.S. Bank National Association, dated December 12, 2003, as amended May 12, 2010 and January 29, 2016 (the “Custody Agreement”)...

7.       Schedule 2 is hereby deleted and replaced in its entirety with the following:

CANTOR FITZGERALD & CO.

Joshua Feldman        jfeldman@cantor.com

Jeff Lumby                jlumby@cantor.com

TORTOISE ENERGY INFRASTRUCTURE CORPORATION

Brad Adams              BAdams@tortoiseadvisors.com

Kyle Krueger            KKrueger@tortoiseadvisors.com

8.       A new schedule titled “Schedule 4” is hereby added at the end of the Sales Agreement as follows:

Schedule 4

Tortoise Holdco II, LLC, a Delaware limited liability company
TK NYS Solar Holdco I, LLC, a Delaware limited liability company
TK NYS Solar HoldCo II, LLC, a Delaware limited liability company
TK MA Solar, LLC, a Delaware limited liability company
TK HI Solar, LLC, a Delaware limited liability company
TK NYS Solar Holdco, LLC, a Delaware limited liability company
1406RB PV LLC, a New York limited liability company
1407B PV LLC, a New York limited liability company
Rochester-Genesee Solar Partners, LLC, a New York limited liability company
Mohawk Valley Solar Partners, LLC, a New York limited liability company
TK NYS Solar, LLC, a Delaware limited liability company
COA Solar 2 Holding, LLC, a Delaware limited liability company
Minaville Road Solar 1 LLC, a Delaware limited liability company
Minaville North Solar 1 LLC, a Delaware limited liability company
Minaville South 1 LLC, a Delaware limited liability company
Minaville West Solar 1 LLC, a Delaware limited liability company
Elmwood East Solar 1 LLC, a Delaware limited liability company
Elmwood West Solar 1 LLC, a Delaware limited liability company
Old Stage Road Solar 1 LLC, a Delaware limited liability company
Greenmount Lane Solar 1 LLC, a Delaware limited liability company
Oppenheim Solar South, LLC, a Delaware limited liability company
Buckley Rd East Solar 1 LLC, a Delaware limited liability company
Buckley Rd West Solar 1 LLC, a Delaware limited liability company

9.       Each of the Fund and the Adviser represent to the Agent that it has duly authorized, executed and delivered this Amendment.

10.     Except as modified and amended in this Amendment, the Sales Agreement shall remain in full force and effect.

11.     This Amendment shall be governed by and construed in accordance with the law governing the Sales Agreement.

12.     This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the date first above written.

Very truly yours,

TORTOISE ENERGY INFRASTRUCTURE CORPORATION

By:		/s/ P. Bradley Adams
	Name:	P. Bradley Adams
	Title:	Chief Executive Officer, Principal Financial
Officer and Treasurer

TORTOISE CAPITAL ADVISORS, LLC

By:		/s/ P. Bradley Adams
	Name:	P. Bradley Adams
	Title:	Managing Director

ACCEPTED, as of the date first-above written:

CANTOR FITZGERALD & CO.

By:	/s/ Jeffery Lumby
Name: Jeffrey Lumby
Title: Senior Managing Director

Signature Page to Fifth Amendment to Tortoise Energy Infrastructure Corporation (TYG)
Controlled Equity OfferingSM Sales Agreement